Exhibit 99.3

TRANSCRIPT FROM WEBCAST

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FGH:

Welcome to the Lanvin Group and Primavera Capital Acquisition Corporation’s investor presentation. I would like to remind everyone that the information discussed today is entirely qualified by the disclaimers in the investor presentation included on the Form 8-K filed today by Lanvin Group and Primavera Capital Acquisition Corporation, which may be accessed on the SEC website or at www.lanvin-group.com. The Form 8-K also includes a copy of our press release and the business combination agreement.

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Now please take a moment to review the disclaimers. During this presentation, the Company will be making certain forward looking statements including but not limited to projections or future performance, industry outlook, and the proposed business combination.

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Forward-looking statements are inherently subject to risks, uncertainties and other factors, and they are not guarantees of performance.

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For today’s presentation,

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I would like to introduce David Chan, Executive President of Lanvin Group; Shang Koo, CFO of Lanvin Group; and Max Chen, Chairman, CEO & CFO of Primavera Capital Acquisition Corporation, and Partner of Primavera Capital Group. With that, I would like to turn it over to David to start the presentation.

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David:

Thank you all for joining us today. I am David Chan, Executive President of Lanvin Group. I am delighted to be here with Max and Shang and share Lanvin Group’s business and growth opportunities.

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Lanvin Group was established by Fosun International Limited in 2017 to capitalize on the surging global demand for luxury fashion, especially in the North American and Asian markets. Fosun is one of the largest global consumer companies in Asia, recording 17.1 billion euros of revenue and 96.1 billion euros in total assets as of 2020.

Fosun has a proven track record of creating market-leading consumer companies.

In the past 10 years, Fosun has successfully listed multiple consumer companies such as Fosun Tourism Group, known as Foliday, Fosun Pharma and Yuyuan Tourist Mart. A perfect example of Fosun’s ability to revitalize heritage brands in Asia and globally, is the success it has seen with Club Med, the iconic French resort operator part of Fosun Tourism Group.

We are excited to partner with Primavera in creating the next champion in the line. With that, I would like to introduce you to Max Chen, Chairman & CEO & CFO of Primavera Capital Acquisition Corp, and Partner of Primavera.

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Max:

Thanks David. I am Max Chen, Chairman, CEO & CFO of Primavera Capital Acquisition Corporation, and a Partner of Primavera Capital. Primavera Capital is a global investment management firm founded in 2010. Our founder Dr. Fred Hu is a well-respected economist, banker and investor who has 30 years of investment and leadership experience.

Since day one, we have identified consumption upgrade as a top investment theme. Over the years we have built an impressive track record in the consumer sector, with success in some of the most high-profile landmark deals.

Since the listing of our SPAC over a year ago, we have been looking for an emerging leader in the consumer sector that has both an enduring global appeal and significant growth prospects in Asia. We are delighted to have found Lanvin Group as the perfect partner for our SPAC.

In Lanvin Group, we see a unique global business with a rich heritage and a differentiated strategy to build a luxury powerhouse in Asia and the world. Primavera and the entrepreneurial management team at Lanvin Group, share the vision of nurturing and reinvigorating world-class luxury brands to create substantial value for consumers, investors and business partners across the globe.

We are confident that our partnership will not only enhance Lanvin Group’s global competitive advantages, but also fulfil its full growth potential by developing new markets and cultivating a new generation of consumers.

We look forward to working together in the coming months and years to achieve our shared goals. Thank you very much.

With that I will turn it back to David.

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David:

Thank you Max.

Now, let’s talk about Lanvin Group.

Lanvin Group is a global luxury fashion group operating five prestigious brands across over 80 countries with approximately 1,200 point of sales and 300 plus retail stores. We employ around 3,600 employees across the world and have six vertically integrated manufacturing facilities.

We are a proven business with a robust balance sheet and strong cash flow, as well as strong capital backing from global institutional investors and strategic investors in the luxury fashion segment.

Our pro forma revenue is estimated at 333 million euros in 2021 and we expect to grow at a 31% CAGR through the next three years to 2025.

We have a significant runway of growth ahead.

We see the key drivers for growth coming from Asia Pacific and North America, which are two of the largest luxury fashion markets in the world. As you can see, currently, Greater China revenue represents only 14% of our global business. We expect that to double in terms of percentage to 28% by 2025. At the same time, most of our portfolio brands are from Europe and have had limited penetration in North America which we see as a huge opportunity.

We intend to exploit the untapped growth opportunities in the near-term, as well as setting the foundation for long-term success, with new store opening, e-commerce activation and product category expansion.

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Now, let’s talk about our unique global platform and the growth opportunities.

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The global luxury market has been steadily growing, and incredibly resilient, as shown by its performance through the pandemic. It has experienced growth of 6% a year for the past 20 years or so. Despite a dip in 2020, the luxury personal good market has rebounded the fastest, versus other luxury segments. According to an independent study, the global personal luxury goods market is expected to rebound at 8% per year, surpassing the historical growth rate.

China is set to be one of the major growth markets over the next few years. By 2025, the global luxury consumption market is expected to be a 380 billion euro market. Chinese luxury consumption is expected to grow at a 27% CAGR which will make it the largest luxury consumer market accounting for 45% of the overall market.

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Lanvin Group is exactly established to capitalize on these significant growth opportunities. Traditionally, most of the luxury fashion groups are from Europe and North America, as luxury fashion consumption has been driven by those markets over the past 20 to 30 years.

With significant growth set to come from Asia over the next five to 10 years, we have set up the first, and only, leading global luxury group in a unique position to address these untapped growth opportunities.

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We are a global luxury fashion company operating in over 80 countries. While Asia remains a key growth driver for us, we place an equal strategic emphasis on our global business, especially in Europe and North America where our portfolio brands originate.

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We operate a very distinctive portfolio of brands, covering diverse product categories and distribution channels. They don’t stand in competition with one another, but instead complement each other. They include the oldest Frech couture house Lanvin, Italian luxury shoemaker Sergio Rossi, Austrian skinwear specialist Wolford, American womenswear brand St. John Knits and high-end Italian menswear maker Caruso. I will talk more in detail in section two.

With over 390 years of combined history, these five brands constantly refresh their look and feel to remain relevant to the new generation of luxury consumers.

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We have also created a unique strategic alliance comprised of multibillion-dollar enterprise partners along the luxury fashion value chain. Each of them is a champion in their own respective field and share our vision to empower our portfolio brands.

ITOCHU is arguably the largest Japanese trading house especially in the fashion segment; K11 provides us extensive access to high-end lifestyle locations in Asia; Activation Group supports online and offline marketing solutions, including Lanvin’s Yu Garden fashion show in 2020; Baozun handles e-commerce for us and many other luxury fashion brands in China; Neo-Concept Group provides strong apparel R&D and manufacturing capabilities of sustainable textiles.

All of them are not only our strategic partners but our shareholders. They work closely with us on daily operations to accelerate the growth of our brands. We will continue to expand this strategic ecosystem.

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While we are a relatively young company, we are very excited about our strong performance in the past couple of years.

If you look at the first nine months of 2021, Lanvin the brand delivered 107% growth in global revenue compared to the same period in 2020. It significantly outperformed its global peers. Lanvin’s growth is not only driven by the Asian markets, but also globally, especially the North American market. In 2021,Lanvin’s North American revenue increased 283% year on year while revenue grew by 144% in Greater China .

On a group level, we delivered growth of 116% in the Greater China market, again significantly outperforming our peers.

Globally, our revenue achieved 36% year-on-year growth.

Our digital offering and retail footprint are certainly two of our major focuses in the long run, and we have already seen encouraging results in recent years. For example, Lanvin’s global e-commerce revenue increased by 5.7 times compared to the previous year.

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With a strong foundation of creative talent and brand equity in Europe, we have identified key areas where we can capitalize on the high growth opportunities that exist globally, while setting the stage for long-term success.

Product is obviously key to our business.

We have spent a lot of time in the past few years developing on-trend products for our customers and expanding into new categories for our brands.

For example, when we first acquired Lanvin in 2018, it was predominantly a ready to wear brand. So we spent a lot of effort expanding into leather goods and sneakers. We also continue to explore other high-growth categories such as accessories and cosmetics. By expanding into new categories we are able to tap into an even broader audience and nurture the next generation of loyal customers, who are younger and more willing to spend on high-quality, trendy luxury goods.

The same story goes for Wolford. With a deep history, DNA and know-how in fabrics, Wolford is well placed to produce and manufacture best-in-class Athleisure and activewear.

As for the brands’ retail footprints, there is still significant room for expansion, not only in the home countries, but also in North America and Asia. By 2025 we intend to open around 200 new stores across the world.

We strive to create an omnichannel experience for our customers, where e-commerce plays a crucial role in our growth in North American and Asian markets. It is all about getting into the right online channels and bringing these services and e-commerce capabilities inhouse to maximize our reach.

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In addition to organic growth initiatives, we will continue to invest in high-quality assets that complement our luxury fashion ecosystem and brands that can benefit from our operational value-add and global expansion strategies.

In 2017 and 2018 we made two acquisitions a year, and then we spent about two years really focusing on operations and revamping the products and strategies.

We’ve seen proven results in 2020 and 2021, despite the impact of COVID-19, which gave us the confidence to make another acquisition, which is Sergio Rossi.

We are not a private equity fund. We don’t have to make acquisitions every year. We are very active when we see the right fit and right strategy for acquisition targets. We already identified two potential investment targets, and part of our proceeds will be used for acquisitions.

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In terms of the team. We have a very diverse team of management in Europe, North America and Asia. While the Group itself is young, the management team is composed of fashion industry veterans with decades of experience in the luxury fashion industry. They have the international knowledge and insights to drive the brand successfully across all target markets and business channels.

Also we are joined by well-regarded and bold creative talents like Bruno, Evangelie and Aldo, who will help us reinforce the brands’ DNA and take the brands’ heritage to the next stage.

Although these veterans came from traditional luxury houses and different brands, all of them share our vision to build a new global luxury group and they are all excited about the future. This speaks volumes about the attractiveness and potential of our portfolio, as well as our innovative management structure and disruptive initiatives.

We are very proud of the innovative management structure that we have created. It allows us to recognize the different drivers and growth levers in the established North American and European markets and the fast-growing Asian markets. Management teams across the world are given the autonomy to make bold and swift decisions to capitalize on opportunities in their local markets and still benefit from the strength of our global platform.

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On the creative side, we have also created an interface that complements our brands’ in-house design studios with creative talent platforms in both Europe and Asia. The Milan Creative Lab and Bond on Bund are exactly set up to consolidate and facilitate creativity, ultimately to be able to react faster to the surging market demand.

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We never forget that luxury is really about the highest quality of craftsmanship and know how. Perfection is at the core of what we do.

Across the portfolio we have six vertically integrated manufacturing facilities in Europe and North America, covering the manufacturing of luxury shoes, skinwear, knitwear, menswear and jewellery. There are significant synergies that we can leverage to power the growth across the portfolio.

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Sustainability is a key pillar of Lanvin Group’s growth strategy.

Lanvin Group is committed to operating its businesses in the best interests of the environment and working together with its employees, suppliers and customers to ensure long-term sustainable growth.

We aim to develop the business in step with sustainable policies on environmental and social issues, and we are committed to a process of continual improvement on these important matters.

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We believe Lanvin Group presents a very interesting investment opportunity because we offer investors the opportunities to participate in a global, mature, stable business with the high growth potential of a start-up.

The luxury fashion market is stable and resilient; in fact it’s one of the oldest industries in the world, and we have identified significant untapped growth opportunities in the near term, driven primarily by the North America and Asia market.

We are young, yet already have a proven track record and a clear, actionable roadmap to long-term profitability.

We are at an inflexion point and only scratching the surface of our growth potential.

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Now let’s talk about our portfolio of iconic heritage brands.

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Lanvin is the oldest operating French couture house founded in 1889. It is a multi-gender luxury house, covering a wide range of products, including ready to wear, footwear, accessories, leather goods, and fragrances, among others. It has one of the most valuable luxury heritage archives and has been synonymous with classic Parisian elegance. Lanvin also holds one of the 16 board memberships of the Federation of Haute Couture and Fashion, the pinnacle association for the French fashion industry.

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Wolford is the largest luxury skinwear brand in the world, founded in 1950 in Austria. In 1954, the company wrote fashion history with the first pair of seamless nylon stockings. The brand is best known for its diverse legwear and bodywear, curated with the highest level of craftsmanship and sustainable and ethical production standards. The brand has also successfully diversified into the fast-growing athleisure and activewear category.

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Sergio Rossi is an Italian luxury shoemaker founded in 1951. The brand’s DNA is built around quality, craftsmanship, authenticity and Italian heritage. It has expanded its offering into the men’s footwear category. Sergio Rossi has a beautiful factory in San Mauro Pascoli with 200+ talented artisans and employees.

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St. John is an iconic American womenswear brand founded in 1962, best known for its simple, versatile knitwear. The brand has a unique American heritage, beloved by some of the most famous people in history for its timeless elegance and craftsmanship.

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Caruso is a high-end Italian menswear maker founded by the legendary tailor Raffaele Caruso in 1958. Over the years, the brand has evolved from a project manufacturer into a luxury lifestyle brand, expanding its made-in-Italy tailoring to more casual, elegant menswear. Now, Shang our CFO will quickly walk you through the financials.

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Shang:

Thank you David. My name is Shang Koo, I am the CFO of Lanvin Group.

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First, a brief summary of our key numbers in 2021. Our 2021 pro-forma revenue, including the full year contribution for Sergio Rossi was 333 million euros, up 23% from 2020. Of this, 14% or 46 million euros came from Greater China while 109 million came from North America. House Lanvin was the biggest growth contributor, more than doubling its revenue and nearly quadrupling its scale in North America.

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In terms of profitability, 2021 was a critical year for us as we hit the inflexion point for contribution margin, which turned positive. By contribution margin I mean gross profit minus our store level selling expenses and brand HQ level marketing expenses. What is left is the fixed cost at HQ level. With positive and improving contribution margins, we can be confident in investing to scale our business to profitability, which based on our analysis is around 600 million euro level. We expect to reach profitability by 2024.

By 2025, we expect our existing brands to reach 875 million euros in revenue, with another 114 million coming from a new acquisition. Overall, we expect our revenues to triple to 989 million euros from 2021 to 2025.

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Of this growth, House Lanvin and Wolford will be our major contributors. At the end of 2021, House Lanvin only had 27 retail and outlet locations, so we’re just getting started in our expansion. We believe both of these brands have the potential to scale to 1 billion euros.

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As we scale our business, we expect significant margin expansion from both efficiencies in gross margin as well as operating leverage. Gross margin will benefit from continued category expansion to leather goods and shoes, as well as growth of our retail and e-commerce channels. At the same time, our selling expenses as a % of our revenue will decrease significantly in 2023 and 2024 as our new store openings in the next 2 years reach their full potential. We saw amazing performance from our new stores in 2021, and are confident that our new locations can scale to individual store profitability within 6 to 12 months.

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And now, I will turn it back over to David for the transaction overview.

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David:

Thank you Shang.

This transaction values Lanvin Group at a pro forma enterprise value of US$1.5 billion, with a combined pro forma equity value of approximately up to US$1.9 billion. This equates to approximately 2.7x FY22 Sales.

As part of the transaction, all of Lanvin Group’s existing shareholders will roll 100% of their shares in Lanvin Group into the combined company and will retain approximately 65% ownership.

Lanvin Group will receive gross proceeds of up to US$544 million, including up to US$414 million of cash currently held in the SPAC’s trust account, a fully committed PIPE and forward purchase equity financing of US$130 million.

Today marks an exciting milestone in Lanvin Group’s growth journey. We are excited to partner with Primavera. In recent years, we have invested in prestigious heritage brands and also created a strategic alliance of industry-leading companies as partners and co-investors.

We have a strong foundation of creative talent and brand equity in Europe, with a unique position to capture significant untapped growth opportunities in the near term and to achieve long-term success in the world’s largest luxury markets—North America and Asia.

We plan to accelerate the growth of our portfolio through a combination of organic development and further disciplined acquisitions, building a global portfolio of iconic luxury fashion brands that appeal to a broad customer base.

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On behalf of the entire management team, thank you for listening to this presentation and we are truly excited about what lies ahead. Thank you.